Exhibit 99.2

Spruce Biosciences Announces Pricing of Public Offering of Common Stock and Pre-Funded Warrants

April 20, 2026

South San Francisco, Calif., April 20, 2026 (BUSINESS WIRE) – Spruce Biosciences, Inc. (“Spruce Biosciences”) (Nasdaq: SPRB), a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need, today announced the pricing of its previously announced underwritten public offering of 1,150,000 shares of its common stock at a price to the public of $50.00 per share and, in lieu of shares of common stock to a certain investor, pre-funded warrants to purchase 50,000 shares of common stock at a purchase price of $49.99 per share, which equals the public offering price per share of the common stock less the $0.01 exercise price per share of each pre-funded warrant.

The gross proceeds to Spruce Biosciences from the offering are expected to be $60 million, before deducting underwriting discounts and commissions and other offering expenses payable by Spruce Biosciences. The offering is expected to close on April 22, 2026, subject to the satisfaction of customary closing conditions. In addition, Spruce Biosciences has granted the underwriters a 30-day option to purchase up to an additional 180,000 shares of common stock.

Leerink Partners, Guggenheim Securities, and Oppenheimer & Co. are acting as joint book-running managers and Jones and Craig-Hallum are acting as co-managers for the offering.

The shares of common stock and pre-funded warrants are being offered by Spruce Biosciences pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2025 and subsequently declared effective by the SEC on November 26, 2025. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. These documents can be accessed for free through the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may also be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Spruce Biosciences

Spruce Biosciences, Inc. (Nasdaq: SPRB) is a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “proposed,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about the expected gross proceeds from the offering and the closing date of the offering. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to, among other things, market conditions and the satisfaction of customary closing conditions related to the public offering. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the preliminary prospectus supplement and the accompanying prospectus, the company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Monique Kosse

Gilmartin Group

Monique@GilmartinIR.com
investors@sprucebio.com

Media Contact:

Carolyn Hawley

Inizio Evoke Comms

Carolyn.Hawley@inizioevoke.com

media@sprucebio.com